P&G


                                                    THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                    FOR IMMEDIATE RELEASE


                   P&G DELIVERS STRONG SALES AND EPS GROWTH -
                           RAISES FISCAL YEAR OUTLOOK
                   ------------------------------------------

                  Organic Sales Growth Above Long-term Target,
                     Base Business Eps Growth of 19% to 20%


     CINCINNATI, May 3, 2006 - The Procter & Gamble Company (NYSE:PG) announced earnings per share of $0.63 for the January - March quarter. Earnings per share grew behind a six percent increase in organic sales coupled with significant expansion in both gross and operating profit margin. The company's organic sales increase was broad-based across all business segments and in both developed and developing regions. Reported net sales, which include the Gillette business, increased 21 percent, to $17.25 billion.

     "The combination of strong topline momentum, improving gross margins and good progress on Gillette integration gives us the confidence to raise our EPS outlook for the fiscal year," said Chairman of the Board, President and Chief Executive A. G. Lafley. "P&G is delivering strong, sustainable earnings growth despite Gillette dilution. Excluding Gillette, P&G is on track to deliver a fourth consecutive year of double digit EPS growth."

EXECUTIVE SUMMARY
-----------------

o Unit volume for the quarter grew 22 percent, driven by solid organic growth in both developed and developing regions and the addition of the Gillette business. Organic volume, which excludes the impacts of acquisitions and divestitures, increased five percent behind double digit developing market growth. Volume growth was broad-based behind product innovations that drove market share growth.

o Net sales grew 21 percent to $17.25 billion. Organic sales, which exclude the impacts of acquisitions, divestitures and foreign exchange, increased six percent, exceeding the top end of the company's base business long-term organic growth target range of three to five percent.

o Net earnings increased 37 percent to $2.21 billion behind sales growth and significant margin improvement. Operating margin increased by 160 basis points behind an expansion in gross margin of 110 basis points as the mix benefits of Gillette, along with volume growth, price increases and cost savings initiatives more than offset higher commodity costs.

o Earnings per share were $0.63, up seven percent versus the prior year, including an estimated $0.07-$0.08 of dilution from the Gillette acquisition. Dilution from Gillette was within the company's prior guidance range. Base business earnings per share, which exclude the impact of Gillette dilution, grew 19 to 20 percent. Earnings per share also benefited by $0.01 from a lower than expected tax rate due to a favorable tax settlement in the quarter.

KEY FINANCIAL HIGHLIGHTS
------------------------

o Net sales increased 21 percent to $17.25 billion, including a negative three percent foreign exchange impact. Sales increased behind the addition of Gillette and five percent organic volume growth. Organic sales increased six percent in the quarter. Pricing increases and favorable product mix each added one percent to sales growth.

o Gross margin expanded by 110 basis points in the quarter to 51.7%. Commodity cost increases had a negative impact on gross margin of about 100 basis points. Organic volume growth, pricing and cost savings projects roughly offset commodity cost increases while the mix benefit from adding the Gillette business drove margin expansion.

o Selling, General and Administrative expenses (SG&A) as a percentage of sales improved by 60 basis points in the quarter. This was driven by strong organic sales growth, good overhead cost control and high base period marketing spending against new product initiatives.

o The company's operating cash flow was $3.44 billion during the quarter, an increase of 31 percent, versus the prior year period. Operating cash improved behind the addition of Gillette and earnings growth on the base business. Working capital increased cash versus the prior year period due primarily to a reduction in accounts receivables during the quarter. Free cash flow, defined as operating cash flow less capital spending, was $2.80 billion. Free cash flow productivity was 127 percent during the quarter, bringing the fiscal year to date free cash flow productivity to 96 percent, slightly ahead of the comparable prior year period. Capital spending for the quarter was 3.7% of sales.

o The company repurchased $3.7 billion of P&G stock during the quarter as part of its previously announced Gillette share repurchase program, including some transactions that settled in April. This brings the cumulative value of shares purchased under the program to $15.8 billion. The company continues to expect to repurchase about $20 billion in total under the program and to complete the program by mid-calendar year 2006.

BUSINESS SEGMENT DISCUSSION
---------------------------

     The following provides perspective on the company's January - March results by business segment.

P&G BEAUTY
----------

o Beauty volume increased eight percent for the quarter behind solid organic volume growth and the addition of Gillette Personal Care. Organic volume increased four percent with broad-based growth across categories and double digit developing region growth. Skin Care volume increased double digits behind strong growth on Olay. Cosmetics volume decreased versus last year due to declines on Max Factor in North America resulting from more focused distribution. Retail Hair Care volume increased mid-single digits behind strong growth on Pantene, Head and Shoulders and Rejoice. Beauty net sales increased by six percent to $5.16 billion driven by the addition of Gillette Personal Care, organic volume growth and a one percent favorable product mix impact, partially offset by three percent of unfavorable foreign exchange trends. Organic sales increased five percent. Net earnings in Beauty increased 10 percent to $738 million behind the addition of Gillette, solid organic sales growth, reduced Wella integration costs and a more profitable product mix, partially offset by an increase in commodity costs and marketing investments.

P&G FAMILY HEALTH
-----------------

o Health Care volume increased 18 percent for the quarter, including the addition of Gillette Oral Care. Despite positive share trends across most businesses and regions, organic volume declined by one percent. Year-on-year comparisons were significantly impacted by a very strong base period in which volume grew 14 percent behind the rebuild of Prilosec OTC trade inventory following an allocation period. The prior year also benefited from a late flu season in North America and Western Europe. Importantly, market shares grew in Oral Care, Respiratory and on Prilosec OTC. Health Care net sales grew 21 percent to $2.43 billion due primarily to the addition of Gillette Oral Care. Organic sales increased three percent. Favorable product mix in Pharmaceuticals and Personal Health and on the base Oral Care business added three percent to sales growth. In addition, previously announced price increases in Pharmaceuticals and Personal Health added one percent to sales growth, but were offset by one percent of unfavorable foreign exchange rate trends. Net earnings in Health Care grew 28 percent to $298 million, primarily behind the addition of the Gillette Oral Care business and margin expansion on the base business.

o Baby Care and Family Care volume increased two percent in the quarter, with organic volume up three percent. Baby Care volume increased in the low-single digits with developing regions up double digits behind strong market share results in China and in Central and Eastern Europe. In developed regions, market share on Pampers in North America was in-line with the prior year period while continued pricing pressure from private label brands drove some softness on the Luvs brand. Diaper market share remained strong in Western Europe at over 54%. Family Care organic volume grew in the mid-single digits, largely behind Bounty and on the continued success of the Charmin Basic initiative. Net sales in the segment were $3.03 billion, down one percent versus the prior year, including a negative three percent foreign exchange impact. Previously announced price increases in North America Baby Care, coupled with a late January increase in North America Family Care, added two percent to sales growth. Disproportionate growth in mid-tier products and in developing regions resulted in a negative two percent mix effect. Net earnings increased two percent to $326 million against a strong base period in which earnings increased 60% driven by 13 percent sales growth. Earnings growth was driven by organic sales growth and margin improvements.

P&G HOUSEHOLD CARE
------------------

o Fabric Care and Home Care volume increased seven percent. Growth was broad-based across regions and across both Fabric Care and Home Care driven by continued successful initiative activity including Tide with Febreze, Bounce with Febreze, Gain Joyful Expressions, Bold Liquid Tablets and Febreze Noticeables. Net sales increased seven percent to $4.08 billion, including a negative two percent foreign exchange impact. Pricing activity, primarily in Latin America Fabric Care and North America Dish Care, added two percent to sales growth. Earnings grew 13 percent to $545 million behind sales growth and margin expansion. Operating margin expanded as volume growth, pricing activity and cost savings projects offset increased commodity costs and initiative marketing investments.

o Snacks and Coffee volume increased three percent. Coffee volume increased mid-single digits as Folgers market share, which was impacted by disruptions related to Hurricane Katrina, returned to pre-hurricane levels during the quarter. Snacks volume was flat versus the prior year period. Net sales for the segment increased four percent to $796 million, including a negative two percent impact from unfavorable foreign exchange rate trends. Sales benefited by three percent from previously announced Coffee price increases. Earnings were up 12 percent to $109 million driven by sales growth and an insurance recovery from Hurricane Katrina, which more than offset current quarter hurricane-related costs.

GILLETTE (Comparisons are Versus Published Pro Forma results released on October 4, 2005)
------------------------------------------------------------------------

o Blades and Razors sales increased one percent during the quarter to $1.19 billion, including a negative two percent foreign exchange impact. The launch of Fusion in North America led to a significant increase in sales in the region but was partially offset by a decline in Western Europe. In Western Europe, sales were down despite a one point increase in market share to 75 percent. This was due to a very strong base comparison period that included the launch of M3Power and Venus Disposables. Additionally, sales were impacted by a planned reduction in distributor inventory levels in several developing countries in Asia where the Gillette business was integrated into existing P&G distributors. Overall, Blades and Razors volume/mix increased two percent and previously announced price increases added one percent to sales growth. Global market share on the Gillette Blades and Razors franchise grew roughly one point versus the prior year period to 73 percent. Earnings before income taxes were $361 million, down 17 percent versus the prior year due primarily to increased amortization charges from purchase accounting adjustments that impacted earnings before income taxes by 20 percent. Earnings benefited from strong sales in North America and synergy savings from overhead cost reductions, largely offset by increased marketing investment behind the Fusion launch and the sales declines in Western Europe and Asia. Net earnings for the segment were $265 million in the quarter.

o Duracell and Braun sales were $763 million, down one percent versus the prior year including three percent of unfavorable foreign exchange. In the Duracell business, market share growth and price increases taken in North America to compensate for rising commodity costs were more than offset by unfavorable foreign exchange, strong competitive activity in Western Europe and unfavorable mix due to a trend toward larger pack sizes. Braun sales increased in North America behind Tassimo, but were partially offset by unfavorable foreign exchange and strong competitive activity in Germany. Overall, volume/mix and pricing each contributed one percent to segment sales growth, but were offset by negative three percent of unfavorable foreign exchange. Earnings before income taxes increased one percent to $76 million, including purchase accounting adjustments that negatively impacted earnings before income taxes by 13 percent. Earnings grew ahead of sales primarily because of base period charges for the shutdown of the Lexington manufacturing facility and synergy savings from overhead cost reductions. In addition, cost savings efforts resulting largely from the Gillette Functional Excellence program more than offset the effect of increased commodity costs. Net earnings for the segment were $54 million in the quarter.

APRIL - JUNE AND FISCAL YEAR GUIDANCE
-------------------------------------

     For the current fiscal year, the company expects its fourth consecutive year of base business growth at or above its long-term growth targets. Organic sales, which exclude the impact of foreign exchange, acquisitions and divestitures, are expected to grow six to seven percent. The sales growth estimate includes a positive one percent contribution from pricing and mix. Foreign exchange is expected to have a negative one percent impact on sales growth while acquisitions and divestitures are expected to add about 14 percent growth to sales. Net sales are expected to grow 19 to 20 percent for the fiscal year.

     Earnings per share for the fiscal year are now expected to be between $2.61 and $2.63. The company raised the mid-point of its earnings per share estimate by $0.02 due to strong base business performance in the March quarter and the good progress the company is making on the Gillette integration. The earnings per share estimate includes $0.19 - $0.23 of Gillette dilution. The dilution estimate includes $0.10 to $0.11 of one-time expenses.

     In the April - June quarter, the company expects organic sales, which exclude the impact of acquisitions, divestitures and foreign exchange, to grow four to six percent compared to a very strong base period in which organic sales grew 9 percent. This includes up to one percent impact from pricing and mix. Foreign exchange is estimated to have a negative one to two percent impact on sales growth. Acquisitions and divestitures are expected to add 18 to 19 percent, resulting in net sales growth of 20 to 24 percent in the June quarter.

     Earnings per share for the June quarter are expected to be $0.52 to $0.54. This reflects the timing change of the favorable tax settlement from the June quarter to the March quarter as well as higher non-operating income in the June quarter versus the prior year period due to higher interest income and the planned impact of divestitures. For the fiscal year, the company continues to expect non-operating income to be down as a percentage of total net earnings. The June earnings per share estimate includes $0.06 to $0.09 per share of Gillette dilution. This dilution estimate includes one-time expenses of $0.03 - $0.04 per share. Excluding the impact of Gillette dilution, earnings per share for the June quarter are expected to be up high teens versus a strong year-ago base period.

FORWARD LOOKING STATEMENTS
--------------------------

     All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Company's acquisition of The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of the Gillette transaction, and (ii) the Domination and Profit Transfer Agreement with Wella; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products;
(10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports. ABOUT PROCTER & GAMBLE Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Mach3(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Oral-B(R), Actonel(R), Duracell(R), Olay(R), Head & Shoulders(R), Wella, Gillette(R), and Braun. The P&G community consists of almost 140,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

                                      # # #


P&G MEDIA CONTACT:
-----------------
In the US: 1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G INVESTOR RELATIONS CONTACT:
------------------------------
Chris Peterson - 513-983-2414

                          THE PROCTER & GAMBLE COMPANY

EXHIBIT 1: NON-GAAP MEASURES

     In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

     ORGANIC SALES GROWTH. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

     The reconciliation of reported sales growth to organic sales in the January
- March 2006 quarter:

                                                   P&G     Health    Baby and
                                      Total P&G   Beauty    Care    Family Care
                                      ---------   ------   ------   -----------
Total Sales Growth                       21%        6%       21%        -1%
Less: Foreign Exchange Impact             3%        3%        1%         3%
Less: Acquisition/Divestiture Impact    -18%       -4%      -19%         1%
                                        ----      ----      ----       ----
Organic Sales Growth                      6%        5%        3%         3%


                                       Fabric and      Snacks
                                       Home Care     and Coffee
                                       ----------    ----------

Total Sales Growth                        7%              4%
Less: Foreign Exchange Impact             2%              2%
Less: Acquisition/Divestiture Impact      0%              0%
                                        ----            ----
Organic Sales Growth                      9%              6%


APRIL-JUNE 2005:
---------------
                                            Total P&G
                                            ---------
Total Sales Growth                              10%
Less: Foreign Exchange Impact                   -2%
Less: Acquisition/Divestiture Impact             1%
                                               ----
Organic Sales Growth                             9%


     BASE BUSINESS EPS. Base EPS growth is defined as diluted earnings per share growth on the company's business excluding the impact of Gillette dilution. Management views this as a more comparable measure of year-on-year earnings per share growth since the effects of Gillette only impact the current year period. The following provides a reconciliation of Base Business EPS and Base Business EPS growth in the March quarter versus the comparable prior year period:


          Diluted EPS per Share (January-March 2006)        $0.63
     Gillette Dilution Impact (January - March 2006)    $0.07 - $0.08
                                                        -------------
            Base Business EPS (January - March 2006)    $0.70 - $0.71

                  Diluted EPS (January - March 2005)        $0.59
                            Base Business EPS Growth      19% - 20%


     FREE CASH FLOW. Free cash flow is defined as operating cash flow, less capital spending. We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

     FREE CASH FLOW PRODUCTIVITY. Free cash flow productivity is defined as the ratio of free cash flow to net earnings. The Company's long-term target is to generate free cash at or above 90 percent of net earnings. Free cash flow is also one of the measures used to evaluate senior management. The reconciliation of free cash flow and free cash flow productivity is provided below ($ millions):

                Operating   Capital    Free        Net      Free Cash Flow
                Cash Flow   Spending   Cash Flow   Earnings  Productivity
--------------------------------------------------------------------------------
Jan - Mar '06    $3,439      $(637)     $2,802      $2,211       127%
Jul - Mar '06    $8,185      $(1,666)   $6,519      $6,786        96%
Jul - Mar '05    $6,589      $(1,386)   $5,203      $5,531        94%

                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                          (Amounts in Millions Except Per Share Amounts)
                                Consolidated Earnings Information

                                                --------------------------------------------------
                                                                   JFM QUARTER
                                                --------------------------------------------------
                                                    JFM 06           JFM 05           % CHG
                                                ---------------  ---------------  ----------------
NET SALES                                             $ 17,250         $ 14,287            21 %
 COST OF PRODUCTS SOLD                                   8,340            7,055            18 %
                                                ---------------  ---------------
GROSS MARGIN                                             8,910            7,232            23 %
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE               5,559            4,690            19 %
                                                ---------------  ---------------
OPERATING INCOME                                         3,351            2,542            32 %
 TOTAL INTEREST EXPENSE                                    301              222
 OTHER NON-OPERATING INCOME, NET                            79               60
                                                ---------------  ---------------
EARNINGS BEFORE INCOME TAXES                             3,129            2,380            31 %
 INCOME TAXES                                              918              766

NET EARNINGS                                             2,211            1,614            37 %
                                                ===============  ===============

EFFECTIVE TAX RATE                                      29.3 %           32.2 %


PER COMMON SHARE:
 BASIC NET EARNINGS                                     $ 0.67           $ 0.63             6 %
 DILUTED NET EARNINGS                                   $ 0.63           $ 0.59             7 %
 DIVIDENDS                                              $ 0.28           $ 0.25
AVERAGE DILUTED SHARES OUTSTANDING                     3,510.5          2,730.3



COMPARISONS AS A % OF NET SALES                                                    Basis Pt Chg
 COST OF PRODUCTS SOLD                                  48.3 %           49.4 %            (110)
 GROSS MARGIN                                           51.7 %           50.6 %             110
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE              32.2 %           32.8 %             (60)
 OPERATING MARGIN                                       19.4 %           17.8 %             160
 EARNINGS BEFORE INCOME TAXES                           18.1 %           16.7 %             140
 NET EARNINGS                                           12.8 %           11.3 %             150



                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                          (Amounts in Millions Except Per Share Amounts)
                                Consolidated Earnings Information

                                                ---------------------------------------------------
                                                                       FYTD
                                                ---------------------------------------------------
                                                  3/31/2006         3/31/2005          % CHG
                                                --------------    ---------------    --------------
NET SALES                                             $ 50,380          $ 42,483            19 %
 COST OF PRODUCTS SOLD                                  24,231            20,563            18 %
                                                ---------------   ---------------
GROSS MARGIN                                            26,149            21,920            19 %
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE              15,849            13,607            16 %
                                                ---------------   ---------------
OPERATING INCOME                                        10,300             8,313            24 %
 TOTAL INTEREST EXPENSE                                    819               603
 OTHER NON-OPERATING INCOME, NET                           221               297
                                                ---------------   ---------------
EARNINGS BEFORE INCOME TAXES                             9,702             8,007            21 %
 INCOME TAXES                                            2,916             2,476

NET EARNINGS                                             6,786             5,531            23 %
                                                ===============   ===============

EFFECTIVE TAX RATE                                      30.1 %            30.9 %


PER COMMON SHARE:
 BASIC NET EARNINGS                                     $ 2.22            $ 2.15             3 %
 DILUTED NET EARNINGS                                   $ 2.10            $ 2.01             4 %
 DIVIDENDS                                              $ 0.84            $ 0.75
AVERAGE DILUTED SHARES OUTSTANDING                     3,235.4           2,749.4



COMPARISONS AS A % OF NET SALES                                                     Basis Pt Chg
 COST OF PRODUCTS SOLD                                  48.1 %            48.4 %             (30)
 GROSS MARGIN                                           51.9 %            51.6 %              30
 SELLING, GENERAL & ADMINISTRATIVE EXPENSE              31.5 %            32.0 %             (50)
 OPERATING MARGIN                                       20.4 %            19.6 %              80
 EARNINGS BEFORE INCOME TAXES                           19.3 %            18.8 %              50
 NET EARNINGS                                           13.5 %            13.0 %              50

                        THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                   (Amounts in Millions)
                             Consolidated Cash Flows Information

                                                          -------------------------------------
                                                                Nine Months Ended March 31
                                                          -------------------------------------
                                                                 2006               2005
                                                              ----------         ----------

BEGINNING CASH                                                    6,389              4,232

OPERATING ACTIVITIES
    NET EARNINGS                                                  6,786              5,531
    DEPRECIATION AND AMORTIZATION                                 1,891              1,403
    SHARE-BASED COMPENSATION EXPENSE                                400                370
    DEFERRED INCOME TAXES                                           116                445
    CHANGES IN:
        ACCOUNTS RECEIVABLE                                        (250)              (197)
        INVENTORIES                                                (161)              (778)
        ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES            (582)              (115)
        OTHER OPERATING ASSETS & LIABILITIES                        (81)              (221)
    OTHER                                                            66                151
                                                              ----------         ----------

  TOTAL OPERATING ACTIVITIES                                      8,185              6,589
                                                              ----------         ----------

INVESTING ACTIVITIES
    CAPITAL EXPENDITURES                                         (1,666)            (1,386)
    PROCEEDS FROM ASSET SALES                                       352                368
    ACQUISITIONS, NET OF CASH ACQUIRED                              216               (528)
    CHANGE IN INVESTMENT SECURITIES                                 491                (56)
                                                              ----------         ----------

  TOTAL INVESTMENT ACTIVITIES                                      (607)            (1,602)
                                                              ----------         ----------

FINANCING ACTIVITIES
    DIVIDENDS TO SHAREHOLDERS                                    (2,645)            (1,998)
    CHANGE IN SHORT-TERM DEBT                                    (6,009)             1,317
    ADDITIONS TO LONG TERM DEBT                                  17,136              3,048
    REDUCTION OF LONG TERM DEBT                                  (4,367)            (1,583)
    PROCEEDS FROM THE EXERCISE OF STOCK OPTIONS AND OTHER         1,119                406
    TREASURY PURCHASES                                          (10,596)            (3,580)
                                                              ----------         ----------

  TOTAL FINANCING ACTIVITIES                                     (5,362)            (2,390)
                                                              ----------         ----------

EXCHANGE EFFECT ON CASH                                              70                243
                                                              ----------         ----------

CHANGE IN CASH AND CASH EQUIVALENTS                               2,286              2,840
                                                              ----------         ----------

ENDING CASH                                                       8,675              7,072
                                                              ==========         ==========

                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                      (Amounts in Millions)
                              Consolidated Balance Sheet Information

                                                  March 31, 2006         June 30, 2005
                                                  --------------         --------------

CASH AND CASH EQUIVALENTS                             $   8,675              $   6,389
INVESTMENTS SECURITIES                                    1,524                  1,744
ACCOUNTS RECEIVABLE                                       5,404                  4,185
TOTAL INVENTORIES                                         6,732                  5,006
OTHER                                                     4,280                  3,005
                                                  --------------         --------------
TOTAL CURRENT ASSETS                                     26,615                 20,329

NET PROPERTY, PLANT AND EQUIPMENT                        18,473                 14,332
NET GOODWILL AND OTHER INTANGIBLE ASSETS                 87,857                 24,163
OTHER NON-CURRENT ASSETS                                  3,277                  2,703
                                                  --------------         --------------

TOTAL ASSETS                                          $ 136,222              $  61,527
                                                  ==============         ==============


ACCOUNTS PAYABLE                                      $   4,063              $   3,802
ACCRUED AND OTHER LIABILITIES                             9,219                  7,531
TAXES PAYABLE                                             2,924                  2,265
DEBT DUE WITHIN ONE YEAR                                  3,837                 11,441
                                                  --------------         --------------
TOTAL CURRENT LIABILITIES                                20,043                 25,039

LONG-TERM DEBT                                           33,916                 12,887
OTHER                                                    17,239                  5,126
                                                  --------------         --------------
TOTAL LIABILITIES                                        71,198                 43,052
                                                  --------------         --------------
                                                  --------------         --------------
TOTAL SHAREHOLDERS' EQUITY                               65,024                 18,475
                                                  --------------         --------------
                                                  --------------         --------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY              $ 136,222              $  61,527
                                                  ==============         ==============

                                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                      (Amounts in Millions)
                                                Consolidated Earnings Information


                                      ---------------------------------------------------------------------------------------------
                                                                 Three Months Ended March 31, 2006
                                      ---------------------------------------------------------------------------------------------
                                                          % Change          Earnings     % Change                         % Change
                                                            Versus            Before       Versus             Net           Versus
                                            Net Sales     Year Ago      Income Taxes     Year Ago        Earnings         Year Ago
                                      ---------------------------------------------------------------------------------------------

P&G BEAUTY                                    $ 5,155           6%           $ 1,041           7%           $ 738              10%

     HEALTH CARE                                2,427          21%               446          29%             298              28%
     BABY CARE AND FAMILY CARE                  3,031          -1%               530           5%             326               2%
                                      ---------------------------------------------------------------------------------------------
P&G FAMILY HEALTH                               5,458           8%               976          15%             624              13%

     FABRIC CARE AND HOME CARE                  4,080           7%               814          13%             545              13%
     SNACKS AND COFFEE                            796           4%               177          13%             109              12%
                                      ---------------------------------------------------------------------------------------------
P&G HOUSEHOLD CARE                              4,876           6%               991          13%             654              13%

     BLADES AND RAZORS                          1,187          N/A               361          N/A             265              N/A
     DURACELL AND BRAUN                           763          N/A                76          N/A              54              N/A
                                      ---------------------------------------------------------------------------------------------
GLOBAL GILLETTE                                 1,950          N/A               437          N/A             319              N/A

TOTAL BUSINESS SEGMENT                         17,439          20%             3,445          28%           2,335              30%
CORPORATE                                        (189)         N/A              (316)         N/A            (124)             N/A
                                      ---------------------------------------------------------------------------------------------
TOTAL COMPANY                                  17,250          21%             3,129          31%           2,211              37%


                                      ---------------------------------------------------------------------------------------------
                                                                 Nine Months Ended March 31, 2006
                                      ---------------------------------------------------------------------------------------------
                                                          % Change          Earnings     % Change                         % Change
                                                            Versus            Before       Versus             Net           Versus
                                            Net Sales     Year Ago      Income Taxes     Year Ago        Earnings         Year Ago
                                      ---------------------------------------------------------------------------------------------

P&G BEAUTY                                   $ 15,514           7%           $ 3,285           6%         $ 2,369              11%

     HEALTH CARE                                7,149          21%             1,582          36%           1,061              36%
     BABY CARE AND FAMILY CARE                  9,066           2%             1,561           0%             976               0%
                                      ---------------------------------------------------------------------------------------------
P&G FAMILY HEALTH                              16,215          10%             3,143          15%           2,037              16%

     FABRIC CARE AND HOME CARE                 12,376           8%             2,665          10%           1,779              10%
     SNACKS AND COFFEE                          2,429           3%               429          -7%             277              -6%
                                      ---------------------------------------------------------------------------------------------
P&G HOUSEHOLD CARE                             14,805           8%             3,094           8%           2,056               8%

     BLADES AND RAZORS                          2,340          N/A               736          N/A             537              N/A
     DURACELL AND BRAUN                         2,042          N/A               319          N/A             219              N/A
                                      ---------------------------------------------------------------------------------------------
GLOBAL GILLETTE                                 4,382          N/A             1,055          N/A             756              N/A

TOTAL BUSINESS SEGMENT                         50,916          18%            10,577          22%           7,218              24%
CORPORATE                                        (536)         N/A              (875)         N/A            (432)             N/A
                                      ---------------------------------------------------------------------------------------------
TOTAL COMPANY                                  50,380          19%             9,702          21%           6,786              23%


                                              JANUARY - MARCH NET SALES INFORMATION
                                                  (Percent Change vs. Year Ago) *

                                          Volume         Volume
                                            With        Without
                                    Acquisitions/   Acquisitions/                                             Total     Total Impact
                                    Divestitures    Divestitures       FX          Price      Mix/Other       Impact           Ex-FX
                                   -------------------------------------------------------------------------------------------------
P&G BEAUTY                                   8%            4%          -3%           0%           1%             6%            9%

P&G FAMILY HEALTH
     HEALTH CARE                            18%           -1%          -1%           1%           3%            21%           22%
     BABY CARE AND FAMILY CARE               2%            3%          -3%           2%          -2%            -1%            2%

P&G HOUSEHOLD CARE
     FABRIC CARE AND HOME CARE               7%            7%          -2%           2%           0%             7%            9%
     SNACKS AND COFFEE                       3%            3%          -2%           3%           0%             4%            6%

GLOBAL GILLETTE
     BLADES & RAZORS                        N/A           N/A          N/A          N/A          N/A            N/A           N/A
     DURACELL AND BRAUN                     N/A           N/A          N/A          N/A          N/A            N/A           N/A

TOTAL COMPANY                               22%            5%          -3%           1%           1%            21%           24%


* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.